Exhibit 10.1
AMENDMENT NO. 1 TO SOFTWARE LICENSE AGREEMENT
     This undersigned parties (the “Parties”) desire to amend that certain Software License Agreement (the “Software License Agreement”) dated as of March 31, 2004, by and among (i) Natural Health Trends Corp., a Delaware corporation that is the successor in interest to Natural Health Trends Corp., a Florida corporation, (ii) MarketVision Communications Corporation, a Delaware corporation formerly known as MV MergerCo, Inc., and (iii) MarketVision Consulting Group, LLC, a Delaware limited liability company.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Software License Agreement by revising Section 10.3 to read as follows in its entirety:
10.3 The occurance of a Share Default, as defined herein. “Share Default” means the end of any rolling six-month period during which Market Value per share of the NHTC Common Stock fails to equal or exceed $10.00 per share, such six-month period occurring within the three-year period commencing on the earlier of (i) the first anniversary of the date of this Agreement, or (ii) the date on which the Merger Shares are registered with the Securities and Exchange Commission for resale to the public. Notwithstanding the foregoing, the end of such six-month period must be on or after September 1, 2006.
     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Software License Agreement as of August 16, 2006.

NATURAL HEALTH TRENDS CORP. a Delaware Corporation
By:	/s/ Stephanie S. Hayano
Stephanie S. Hayano, President and CEO

MARKETVISION COMMUNICATIONS CORPORATION a Delaware Corporation
By:	/s/ John Cavanaugh
John Cavanaugh, President

MARKETVISION CONSULTING GROUP, LLC a Delaware Corporation
By:	/s/ John Cavanaugh
John Cavanaugh, Manager